FOR IMMEDIATE RELEASE:

LightPath Technologies Raises

$1,982,727 in a Private Placement

ORLANDO, FL - (PRNewswire - June 11, 2012) - LightPath Technologies, Inc. (NASDAQ: LPTH) (“LightPath”, the “Company” or “we”), a global manufacturer, distributor and integrator of proprietary optical components and high-level assemblies, announced that it has raised gross proceeds of approximately $1,982,727 million through the sale of 1,943,852 shares of our Class A common stock, par value $0.01 (the “Common Stock”), in the aggregate and warrants to purchase 1,457,892 shares of Common Stock in the aggregate to institutional and other accredited investors in a private placement transaction. The closing of the private placement transaction occurred simultaneously with the execution of the transaction documents.

Net proceeds are intended to provide working capital to support the continued growth of LightPath’s business, with the primary uses of the funds anticipated to be for expansion of our infrared molding capacity and enhancement of our glass preparation processes and test and measurement capability. The funding will also support new product development and the acquisition of new equipment, also critical to the Company’s growth plans.

Each share of Common Stock was sold at a purchase price of $1.02. The warrants are exercisable for a period of five years beginning on December 11, 2012, and have an initial exercise price of $1.32 per share.

Robert Ainbinder of Meyer Associates LP, a FINRA member, acted as exclusive placement agent for the offering.

LightPath, a leader in optics for laser based applications, will use the net proceeds from the offering for general working capital purposes, including, but not limited to, furthering the development of our products, specifically with respect to our infrared product line.

The shares and warrants purchased in this private placement and the shares issuable upon exercise of the warrants have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration. LightPath has agreed to cause the shares issued in the private placement and the shares issuable upon exercise of the warrants to be registered for resale with the Securities and Exchange Commission. This release does not constitute an offer to sell or the solicitation of an offer to buy these securities.

Jim Gaynor, President and Chief Executive Officer of LightPath, commented, “LightPath is extremely pleased and excited to have completed this capital raise. These funds will help enable LightPath to execute its strategy of becoming a leading global supplier of optical systems for applications in the infrared market. The global market for infrared systems in both commercial and defense related applications has experienced double digit growth during the previous ten year period, and is expected to reach a total value of over $20 billion by 2014. The commercial and defense applications are reaching an inflection point where high performance infrared optics and scalable price points are a must to enable the next generation of high volume applications. LightPath is ideally positioned to have a strong market presence in these markets given our depth of experience in low-cost, molded optics and our manufacturing infrastructure. The center piece of our growth strategy is to be the supplier that brings true scalability to the infrared optics market.”

LightPath manufactures optical products including precision molded aspheric optics, GRADIUM® glass products, proprietary collimator assemblies, laser components utilizing proprietary automation technology, higher-level assemblies and packing solutions. The Company's products are used in various markets, including industrial, medical, defense, test and measurement and telecommunications. LightPath has a strong patent portfolio that has been granted or licensed to it in these fields. For more information visit www.lightpath.com.

Forward-Looking Statements

This news release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our ability to expand our presence in certain markets, future sales growth, continuing reductions in cash usage and implementation of new distribution channels. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

LightPath Technologies, Inc.

Jim Gaynor

President & CEO

Or

Dorothy Cipolla, CFO

+1 (407) 382-4003

INVESTOR INQUIRIES:

Hayden IR

Peter Seltzberg, Regional Vice President

646-415-8972

peter@haydenir.com